Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statements (Forms S-3 No. 333-53486, No. 333-66688, No. 333-86542, No. 333-104956, and No. 333-197433) and related Prospectuses of Depomed, Inc.,
2)	Registration Statements (Forms S-8 No. 333-66923, No. 333-85419, No. 333-54982, No. 333-101796 and No. 333-105994) pertaining to the 1995 Stock Option Plan, as amended, of Depomed, Inc.,
3)

Registration Statement (Forms S-8 No. 333-167015, No. 333-116697, No. 333-145291, No. 333-156538, No. 333-181710, and No. 333-196263) pertaining to the 2004 Equity Incentive Plan, the Second and Amended and Restated 2004 Employee Stock Purchase Plan and the Amended and Restated 2014 Omnibus Incentive Plan of Depomed, Inc.;

of our reports dated February 28, 2018, with respect to the consolidated financial statements and schedule of Depomed, Inc., and the effectiveness of internal control over financial reporting of Depomed, Inc., included in this Annual Report (Form 10-K) of Depomed, Inc. for the year ended December 31, 2017.

/s/Ernst & Young LLP

Redwood City, California

February 28, 2018